BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT  Robert W. Elfstrom, residing or located at 599 Main Street, in the Town of Ridgefield in the County of  Fairfield and the State of Connecticut herein referred to as the Seller, for and in consideration of the sum of 1,000,000 shares of the common stock of Homeland Security Network, Inc. (Symbol:HSYN:PK)  issued  to Seller as set forth in Schedule A attached, by Homeland Security Network, Inc.,  located at 140 Smith Street in the Township of  Keasbey       in the County of  Middlesex  and State of  New Jersey herein referred to as the Buyer, sells, transfers, sets over and assigns unto Buyer the devices, machines, inventions, goods and chattels as described in Schedule A attached and to include but not be limited to fixtures, equipment, good-will, trade name, licenses, and all rights under any contracts relating to the purchase described herein.   .

The warranties, covenants and promises contained in the Employment Agreement dated June 6, 2008 heretofore entered into between Seller and Buyer shall not merge in but shall survive this Bill of Sale and become a part hereof and shall continue in full force and effect as though set forth herein at length.

Seller covenants and agrees to and with Buyer, to warrant and defend the sale of said goods and chattels hereby sold, unto Buyer against all and every person or persons, except as otherwise herein stated.

All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their legal representatives, successors and assigns, respectively.

In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

IN WITNESS WHEREOF, the seller has hereunto set his hand and caused this document to be signed on June 6, 2008 as indicated below.

ROBERT W. ELFSTROM

/s/ Robert W. Elfstrom

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SCHEDULE   A

1.  Payment of Purchase Price:

The issuance of 1,000,000 shares of the Buyer’s R-144 common stock will be delivered to Seller as follows: (a) 100,000 shares upon the signing of this Bill of Sale; and (b) the balance will be issued in increments of 300,000 shares each time the Buyer accumulates Net Revenue from the use of the property which is the subject of this purchase in the amount of $2,000,000.

With regard to the 900,000 shares of Buyer’s R-144 common stock to be delivered pursuant to sub-clause B above, in the event that the first 300,000 shares of Buyer’s R-144 common stock are not delivered to Seller within two years of the date hereof,  or a cumulative total of 900,000 shares of Buyer’s R-144 common stock are not delivered to Seller within three years of the date hereof,  then Seller, at Seller’s exclusive option, at any time after one year from the date that the 900,000 shares from the Buyer has not been delivered as set forth above,  may re-purchase from Buyer the devices, machines, inventions, goods and chattels as described in Schedule A upon transfer of 100,000 shares of the Buyer’s R-144 common stock of Homeland Security Network, Inc. (Symbol:HSYN:PK) to Buyer; provided however that Seller’s right to repurchase the devices, machines, inventions, goods and chattels as described in Schedule A shall terminate upon delivery of all shares pursuant to sub-clauses (a) and (b).

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Schedule of the property transferred:

Elfstrom Water Purification System

General Description:
Containerized water purification unit with a capacity of 90 cubic meters per day (90,000 liters per day) at 1500kPa manometer supplying potable water for 4500 people (at 20 liter per day per person consumption rate).  The unit is powered by solar, wind, diesel generator, or vehicle alternator dispatch and requires no external power source.  The unit can also be trailer mounted, or vehicle mounted.  The unit is ruggedized for marginal terrain overland travel and designed for long term trouble free service and maintenance.

Technical Specifications:
The unit is designed to purify a maximum 90 cubic meters per day of surface water from, catch basins, floor plains, rivers, lakes, wells, or large bore holes at a maximum depth of 150 meters and having maximum particle density of 50ppm.
The unit is capable of producing drinking water free of the physical and biological contaminations.
The filter media is a natural high purity, low sodium zeolite (Sodium Calcium Aluminumsilicate Hydrated).  The media is a high flow rate substance able to filter particles as the 5 micron level.  Removal include industrial waste and heavy metals within prescribe particle sizes.
All material used in the unit that are in contact with water should be of approved food grade quality.
All the operations of the unit are controlled by a simple control panel and main water valve including the power on/off switches, input power selector, dosing selection and metering.

The following steps are followed in the water treatment process:

Initial Setup:  Depending of the selected form of power we will either a) connect to existing power source b) Deploy solar panels c) Deploy wind turbine. A diesel generator will be provided as a power backup source.

1. Raw water pumping: This is done by a submersible pump complete with extension hose.  The pump is supplied with a screen filter screen and inlet strainer of approximately 0.09in diameter openings.

2. Pre-disinfection by application of Clear Blue 104TM via specialized injection pump (Chemilizer CP33 ™, facilitates disinfection of bacteriologic, viral, and fungal contaminants.

3. Retention; this allows for a contact time of ½ or longer hour for the chemical to react.

4. Filtration; this includes a media filter(example Chemsorb™), facilitates removal of the diffuse particles and sediments (including heavy metals(lead, Mercury, Copper, Iron), chemicals, biotic material) as well as reducing turbidity and clarifying cloudiness. Filter nominal Rating 5 microns.  The filters are complete with all non-electric manual back wash piping (once a week), valves, manometers and controls.

5. Post disinfection; by application of Clear Blue-104TM via specialized injection pump (Chemilizer CP33 ™).

6. Run water to storage site, tank (example 10,000 liter storage bladder) or directly to individual dispersal and travel containers (example 20L personal containers)

Supplied with:
A collapsible water storage bladder of 10,000 liters capacity (of a quality similar to UNICEF catalogue item number 0005834) with 100 meters hose (of a quality similar to UNICEF catalogue item number 0008029) for connecting the unit to the tank with the required quick couplings.
A set of spare parts needed for all the parts.
A set of tools for the operator as needed for the normal operation and maintenance of both power and pump units and tanks and filter units
Operating manuals in (English, French, Spanish and Arabic and other).

Note:
The unit could be mounted on a single-axle trailer suitable for moving on rough terrain. Unit can be installed on ruggedized self contained skid.  Unit can be installed in bed of a standard 4x4 utility vehicle such as Toyota Hi-Lux, or Land Rover High Capacity 110 Defenders.

Packaging and labeling:
The unit is packed in wooden boxes on the skid or on trailer depending on option selected.

Optional Equipment:

If required the following items can be ordered on request:

Will be mounted in 20ft or 40ft containers

Pumps:  Various from 525ft dept at 3 gal/min to 50ft at 75gal/min

Diesel generator

Wind Turbine unique to pumps technical needs

Vehicle generator transformer, meter, and extension cables

Air Drop kit

Accessories/Spare parts/Consumables:
If required, the following items should be ordered separately:
Water quality test kit,.
Additional hoses

Weight/Volume/Dimensions:
- estimated weight, ruggedized skid only: 900 kg

- estimated weight, ruggedized skid and trailer: 2500 kg
- estimated volume: 5.67 cubic meters
- estimated dimensions: 1800H x 1500W x 2100L mm

Instructions for use:
The unit is used for providing drinking water for about 4,500 residents or displaced population in cases of emergency where the source is surface water, well water, or flood waters.

Elfstrom Ballast Water Management System

The attached diagram represents the components and parts assembled and built by Robert W. Elfstrom for the distribution of a product which will purify ballast water in ships before being discharged.

I, ROBERT W. ELFSTROM, being duly sworn, say:

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I am the owner of and in actual possession of the property mentioned in this Bill of Sale.

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I have the absolute right and authority to sell same under the conditions and terms mentioned in the Bill of Sale.

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There are no liens, mortgages, security interest, judgments, levies, Municipal, State, Federal, Unemployment Compensation or Social Security taxes unpaid, nor any persons or corporations who have any claim of any nature whatsoever against the said property and goods and chattels and that the same are free and clear.

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The statements made above are made to induce Buyer to purchase said property, goods                     chattels knowing that Buyer relies upon the truth of the statements herein contained.

ROBERT W. ELFSTROM

/s/ Robert W. Elfstrom

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